Exhibit (e)(v) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                                    Exhibit N
                                     to the

                             Distributor's Contract

                              MARSHALL FUNDS, INC.

                        MARSHALL INTERNATIONAL STOCK FUND

                                 CLASS I SHARES

        In consideration of the mutual covenants set forth in the Distributor's Contract dated October 1, 1992 between Marshall Funds, Inc. and Federated Securities Corp., Marshall Funds, Inc. executes and delivers this Exhibit on behalf of the Portfolios, and with respect to the separate Classes of Shares thereof, first set forth in this Exhibit.

        Witness the due execution hereof this 20th day of August, 1999.

                              MARSHALL FUNDS, INC.

                              By:  /S/ BROOKE J. BILLICK

                              Name:  Brooke J. Billick
                              Title:  Secretary

                              FEDERATED SECURITIES CORP.

                              By:/S/ DAVID M. TAYLOR

                              Name:  David M. Taylor
                              Title:  Executive Vice President